                    FIRST AMENDMENT TO THE PURCHASE AGREEMENT

     FIRST AMENDMENT TO THE PURCHASE AGREEMENT (this "AMENDMENT"), dated as of
December 15, 2005, among Clarke American Corp. ("CLARKE"), Clarke's subsidiaries listed on the signature pages hereto (the "GUARANTORS") and Bear, Stearns & Co.
Inc. and J.P. Morgan Securities Inc. (each, an "INITIAL PURCHASER" and together, the "INITIAL PURCHASERS").

                               W I T N E S S E T H

     WHEREAS, CA Investment Corp., a Delaware corporation ("CAIC") has heretofore executed and delivered to the Initial Purchasers the Purchase
Agreement (the "PURCHASE AGREEMENT"), dated as of December 8, 2005, between CAIC and the Initial Purchasers, providing for the issuance and sale to the Initial
Purchasers by CAIC, the Company and the Guarantors of $175,000,000 in aggregate principal amount of 11 3/4% Senior Notes due 2013;

     WHEREAS, concurrently herewith, Target is being merged with and into CAIC
(the "MERGER"), with CAIC as the surviving company, to be renamed Clarke
American Corp.; and

     WHEREAS, the Purchase Agreement provides that Clarke and the Guarantors will agree to become bound by the Purchase Agreement pursuant to this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Clarke, the
Guarantors and the Initial Purchasers mutually agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

     2. AGREEMENT TO ASSUME. Clarke hereby acknowledges and agrees that, pursuant to the Merger, it has assumed by operation of law all of the obligations of CAIC under the Purchase Agreement and hereafter shall be deemed to be "CAIC"(as defined in the Purchase Agreement) for all purposes under the
Purchase Agreement. Clarke shall succeed to, and be substituted for, and may exercise every right and power of CAIC under the Purchase Agreement with the same effect as if Clarke had been named as "CAIC" in the Purchase Agreement.

     3. CLARKE AGREEMENT TO BE BOUND. Clarke hereby agrees that it is a party to the Purchase Agreement and agrees to be bound by all of the obligations of the
"Company" (as defined in the Purchase Agreement) under the Purchase Agreement.
Clarke hereby acknowledges and agrees to all of the agreements and covenants of the "Company" contained in the Purchase Agreement and hereby makes all of the representations and warranties of the "Company" contained in the Purchase
Agreement, in each case as provided in the Purchase Agreement. Clarke may exercise every right and power of the "Company" under the Purchase Agreement.

     4. GUARANTORS AGREEMENT TO BE BOUND. Each Guarantor hereby agrees that it is a party to the Purchase Agreement and agrees to be bound by all of the obligations of a "Guarantor" (as defined in the Purchase Agreement) under the
Purchase Agreement. Each Guarantor hereby acknowledges and agrees to all of the agreements and covenants of a "Guarantor" contained in the Purchase Agreement and hereby makes all of the representations and warranties of the "Guarantors"
contained in the Purchase Agreement, in each case as provided in the Purchase
Agreement. Each Guarantor may exercise every right and power of a "Guarantor"
under the Purchase Agreement.

     5. CONSTRUCTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE
INTERNAL LAWS OF THE STATE OF NEW YORK.

     6. COUNTERPARTS. This Amendment may be executed in various counterparts, which together shall constitute one and the same instrument.

     7. CAPTIONS. The captions included in this Amendment are included solely for convenience of reference and are not to be considered a part of this
Amendment.

     8. RATIFICATION OF PURCHASE AGREEMENT. Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
This Amendment shall form a part of the Purchase Agreement for all purposes.

                            (Signature pages follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                          CLARKE AMERICAN CORP.

                                          By: /s/ Peter A. Fera, Jr.
                                              ----------------------------------
                                              Name: Peter A. Fera, Jr.
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                                          CORE SKILLS INC.

                                          By: /s/ Peter A. Fera, Jr.
                                              ----------------------------------
                                              Name: Peter A. Fera, Jr.
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                                          CLARKE AMERICAN CHECKS, INC.

                                          By: /s/ Peter A. Fera, Jr.
                                              ----------------------------------
                                              Name: Peter A. Fera, Jr.
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                                          CHECKS IN THE MAIL, INC.

                                          By: /s/ Peter A. Fera, Jr.
                                              ----------------------------------
                                              Name: Peter A. Fera, Jr.
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                                          B(2)DIRECT, INC.

                                          By: /s/ Peter A. Fera, Jr.
                                              ----------------------------------
                                              Name: Peter A. Fera, Jr.
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.

By: /s/ Mark Bernstein
    --------------------------
    Name:  Mark Bernstein
    Title: Senior Managing Director

J.P. MORGAN SECURITIES INC.

By: /s/ Graham Conran
    --------------------------
    Name:  Graham Conran
    Title: Vice President

                     [First Amendment to Purchase Agreement]